 Exhibit 10.1

AGREEMENT

This AGREEMENT (this “Agreement”) is made as of February 12, 2018 by and among Innoviva, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the entities listed on Schedule A hereto (collectively, the “Sarissa Group”). In consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1:

“2018 Annual Meeting” means the Company’s 2018 annual meeting of stockholders (or any special meeting held in lieu thereof).

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, (a) the members of the Sarissa Group and their Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another and (b) any business entity of which any Designee is a member of the board of directors (or similar governing body) shall not be deemed to be an “Affiliate” of the Sarissa Group solely due to such relationship.

“Beneficially Own,” “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Common Stock” shall mean shares of the Common Stock of the Company, $0.01 par value.

“Designees” shall have the meaning set forth in Section 2.1 below.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Replacement” shall have the meaning set forth in Section 2.2 below.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Exchange Act.

“Subsidiaries” shall mean each corporation, limited liability company, partnership, association, joint venture or other business entity of which any party or any of its Affiliates owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

“Voting Stock” shall mean shares of the Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board.

2.                                      Matters Pertaining to 2018 Annual Meeting

2.1.                            The Company hereby agrees that (a) it shall convene the 2018 Annual Meeting no later than May 1, 2018, and shall not postpone or adjourn (once convened) the 2018 Annual Meeting without the prior written consent of the Sarissa Group, (b) it shall concurrently with the execution of this Agreement add each of Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo to the Board with a term expiring at the 2018 Annual Meeting by increasing the size of the Board by two seats and appointing each of Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo to fill the existing and resulting vacancies on the Board and (c) the persons to be nominated by the Company for election as directors of the Company at the 2018 Annual Meeting shall consist solely of Odysseas Kostas, George Bickerstaff, Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo (the foregoing five persons, together with any Replacement therefor pursuant to Section 2.2, the “Designees”).  The Company shall use reasonable best efforts to cause the election of each Designee, including listing each Designee in the proxy statement and proxy card prepared, filed and delivered in connection with the 2018 Annual Meeting, recommending that the Company’s stockholders vote in favor of the election of each Designee, soliciting votes for each Designee’s election at the 2018 Annual Meeting and otherwise supporting each Designee for election in a manner no less rigorous and favorable than the manner in which the Company has historically supported its nominees in elections of directors of the Company.  Prior to the filing of the proxy statement in respect of the 2018 Annual Meeting with the SEC or the dissemination thereof to stockholders of the Company, the Company shall provide a draft thereof to the Sarissa Group and shall include therein any reasonable comments of the Sarissa Group thereon.  The Sarissa Group further agrees that until the date following the 2018 Annual Meeting it shall not, and shall cause each of its Affiliates not to, seek, alone or in concert with others, representation on, or nominate any candidate to, the Board, other than the Designees.

2.2.                            If, from the date hereof until the completion of the 2018 Annual Meeting, any Designee becomes unable to serve or informs the Company that he or she does not wish to serve or ceases to serve (or indicates to the Company his or her desire to cease to serve) as a director of the Company for any reason, the Sarissa Group shall have the right to submit the name of a replacement, which person will qualify as “independent” pursuant to the Nasdaq and SEC listing standards (the “Replacement”), to the Board for its reasonable approval and who, immediately following such approval, the Board shall appoint such Replacement to the Board and nominate such Replacement for election as a director of the Company at the 2018 Annual Meeting.  If the proposed Replacement is not approved by the Board, the Sarissa Group shall have the right to submit another proposed Replacement to the Board for its reasonable approval.  The Sarissa Group shall have the right to continue submitting the name of a proposed Replacement to the Board for its reasonable approval until the Board approves such Replacement to serve as (or be nominated to serve as) a director, at which time such person shall be immediately appointed as the Replacement.  The Board agrees that upon being requested to approve a proposed Replacement, it shall grant or withhold its reasonable approval promptly, subject to the Board conducting its customary vetting and review processes for such person, which may include, among other things, customary telephonic interviews, a customary background check (so long as such background check is completed within 48 hours following the date such proposed Replacement is requested for approval) and fully completed copy of the Company’s standard directors’ and officers’ questionnaire and other reasonable and customary director onboarding documentation (including a resignation letter as part of the Company’s majority voting policy and, if applicable, an authorization form to conduct a background check).  For the avoidance of doubt, any such Replacement who becomes a director or nominee for election as a director in replacement of a Designee shall be deemed to be a Designee for all purposes under this Agreement.

2.3.                            Following the date hereof and until the completion of the 2018 Annual Meeting, the Company shall not, without the prior written consent of the Sarissa Group: (a) increase the size of (or support any person who is seeking to increase the size of) the Board or fill any now existing or hereafter arising vacancy of the members of the Board, or (b) amend its certificate of incorporation or bylaws, each as in effect on the date hereof and previously filed publicly with the SEC prior to the date hereof.

2.4.                            So long as the Company has not materially breached this Agreement, the Sarissa Group shall, and shall cause its Affiliates, to (a) cause in the case of all Voting Stock of the Company owned of record, and (b) instruct the record owner, in the case of all Voting Stock of the Company Beneficially Owned but not owned of record, directly or indirectly, by it, as of the record date for the 2018 Annual Meeting that is entitled to vote at the 2018 Annual Meeting or at any adjournments or postponements thereof, in each case to the extent that the Sarissa Group has the right to vote, or cause the vote, of such shares of Voting Stock, to be present for quorum purposes, and to be voted in favor of the Designees at the 2018 Annual Meeting.

3.                                      Representations and Warranties and Covenants

3.1.                            Each of the parties hereto represents and warrants to the other parties that:

(a)                                 such party has all requisite corporate or other authority and power necessary to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated hereby;

(b)                                 the execution and delivery of this Agreement and the consummation of the transactions and performance of its obligations contemplated hereby have been duly and validly authorized by all required corporate or other action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions and perform its obligations contemplated hereby;

(c)                                  this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms; and

(d)                                 this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

3.2.                            Prior to the date of this Agreement, the Company terminated the employment of Michael W. Aguiar pursuant to the terms of the Separation Agreement, a copy of which was made available to the Sarissa Group prior to the date hereof.  The Company shall enforce all of the terms and provisions of, and comply with the terms and provisions of, such Separation Agreement, and shall not amend, waive or modify any of the terms or provisions thereof, or enter into any other agreement or understanding with respect to the subject matter thereof, without the prior written consent of the Sarissa Group.

3.3.                            From and after the date of this Agreement, the Designees shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company and be offered the right to enter into the same indemnification agreements, if any, generally offered to other directors of the Company.

3.4.                            The Company represents, warrants, covenants and agrees that, to the extent any contract, plan, agreement, indenture or arrangement of the Company or any Subsidiary thereof (including indemnification agreements, instruments governing indebtedness or provisions of the certificate of incorporation or bylaws of the Company or any Subsidiary thereof) has “continuing director” or similar concepts, the Board has resolved, at or prior to the execution of this Agreement, that each Designee shall, to the extent permitted by any such arrangements, be deemed a “continuing director” (or similar term) for all purposes thereof and that each Designee shall be deemed to have been endorsed and approved by a majority of the directors of the Company (and that, to the extent applicable, such endorsement is not in connection with an actual or threatened proxy contest relating to the election of directors of the Company) before the date hereof.

3.5.                            The Company hereby agrees that it shall not, for so long as any Designee is a member of the Board (a) adopt any policies applicable to directors that are inconsistent with the provisions of this Agreement and to the extent any such policies are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern or (b) amend the provisions of the Company’s bylaws governing the timing of nominations of persons for election to the Board and the proposal of business to be considered by the Company’s stockholders.

3.6.                            Each of the Company and the Sarissa Group shall separately enter into a release of liability agreement with each of Barbara Duncan, Catherine J. Friedman, Patrick G. LePore, Paul A. Pepe, and William H. Waltrip in the forms agreed to prior to the date hereof.

3.7.                            Promptly following the execution of this Agreement, the Company shall announce the terms hereof solely by the filing with the SEC of a Form 8-K approved in writing by the Sarissa Group and the Company shall make no other public announcement of the terms hereof without the prior written consent of the Sarissa Group; provided, however, the Company may make a subsequent public disclosure of the contents of the aforementioned Form 8-K without further approval of the Sarissa Group.

4.                                      Miscellaneous.

4.1.                            Governing Law; Jurisdiction.  (a)  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws.

(b)                                 Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 4.1 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

(c)                                  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.1(c).

4.2.                            Successors and Assigns; No Third Party Beneficiaries. This Agreement shall not be assigned or assignable by any of the parties to this Agreement without the prior written consent of each of the non-assigning parties.  This Agreement, however, shall inure to the benefit of, and be binding upon, the successor and permitted assigns of the parties hereto.   This Agreement is solely for the benefit of the parties named hereto, and is not enforceable by any other persons.

4.3.                            Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

4.4.                            Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt by email to all persons whose email addresses are set forth below, with a copy also sent by express overnight delivery service, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

                                                If to the Sarissa Group:

            Sarissa Capital Management LP

660 Steamboat Road, 3rd Floor

Greenwich, Connecticut 06830

Attention: Mark DiPaolo

Email: mdipaolo@sarissacap.com

If to the Company, to:

 Innoviva, Inc.

2000 Sierra Point Parkway
Suite 500
Brisbane, California 94005
Attention: Interim Principal Executive Officer
Email: eric.desparbes@inva.com

:

With a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, Massachusetts 02210

Attention: Jay K. Hachigian
Email: hach@gunder.com

4.5.                            Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.6.                            Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

4.7.                            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party hereto (including by means of electronic delivery). For the avoidance of doubt, no party hereto shall be bound by any contractual obligation to the other party hereto until all counterparts to this Agreement have been duly executed by each of the parties hereto and delivered to the other party hereto (including by means of electronic delivery).

4.8.                            Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence thereto, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

4.9.                            Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

4.10.                     SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

4.11.                     Construction of Agreement. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

4.12.                     Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

4.13.                     Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

4.14.                     Expenses.  Immediately following the execution of this Agreement, the Company shall reimburse the Sarissa Group for its reasonable out-of-pocket fees and expenses (including legal expenses) as confirmed to the Company by the Sarissa Group (provided that for the avoidance of doubt, the Sarissa Group shall not be required to provide any receipts or other documentation thereof), by wire transfer of immediately available funds to the account indicated in writing by the Sarissa Group; provided that such reimbursement shall not exceed $2,700,000 in the aggregate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

INNOVIVA, INC.

By:	/s/ Eric d’Esparbes
	Name:	Eric d’Esparbes
	Title:	Interim Principal Executive Officer

SARISSA CAPITAL MANAGEMENT LP

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	General Counsel

SARISSA CAPITAL MANAGEMENT GP LLC

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SARISSA CAPITAL OFFSHORE MASTER FUND LP

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SARISSA CAPITAL OFFSHORE FUND GP LLC

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SARISSA CAPITAL CATAPULT FUND GP LLC

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SARISSA CAPITAL DOMESTIC FUND LP

By:	/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

SARISSA CAPITAL FUND GP LLC

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SARISSA CAPITAL FUND GP LP

By:	/s/ Mark DiPaolo
	Name:	Mark DiPaolo
	Title:	Authorized Person

SCHEDULE A

SARISSA GROUP

Sarissa Capital Management LP

Sarissa Capital Management GP LLC

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Offshore Fund GP LLC

Sarissa Capital Catapult Fund GP LLC

Sarissa Capital Domestic Fund LP

Sarissa Capital Fund GP LLC

Sarissa Capital Fund GP LP